Exhibit 32.2

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Emergency Medical Services Corporation, as general partner of Emergency Medical Services, L.P., a Delaware limited partnership (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)                                  the Form 10-K of the Company for the fiscal year ended December 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William A. Sanger
William A. Sanger
Chief Executive Officer
Emergency Medical Services Corporation,
as general partner of Emergency Medical
Services L.P.
March 8, 2007

/s/ Randel G. Owen
Randel G. Owen
Chief Financial Officer
Emergency Medical Services Corporation,
as general partner of Emergency Medical
Services L.P.
March 8, 2007